LANDAUER, INC.

2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
TELEPHONE (708) 755-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


	Notice is hereby given that the annual meeting of the stockholders of Landauer, Inc., a Delaware corporation, will be held at the DuPage Club, 1901 Meyers Road, Oakbrook Terrace, Illinois, at 4:00 p.m., local time, on Wednesday, February 3, 1999 for the following purposes:

	1.	To elect three directors to hold office for a term of three years
		each.

	2.	To vote on the proposal to approve the selection of Arthur Andersen
		LLP as the auditors of the Company for the fiscal year ending
		September 30, 1999.

	3.	To approve an amendment and restatement of the Landauer, Inc. 1996
		Equity Plan to increase the number of shares issuable thereunder from 210,000 shares to 410,000 shares.

	4.	To transact such other business as may properly come before the
		meeting.

	Only stockholders of record at the close of business on December 10, 1998 are entitled to notice of and to vote at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.



JAMES M. O'CONNELL
Vice President, Treasurer, Secretary
and Chief Financial Officer
December 31, 1998


PROXY STATEMENT

APPROXIMATE  DATE OF MAILING:  DECEMBER 31, 1998

INFORMATION CONCERNING THE PROXY SOLICITATION

	The enclosed proxy is solicited by and on behalf of the Board of Directors of Landauer, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held on Wednesday, February 3, 1999 at 4:00 p.m., local time, at the DuPage Club, 1901 South Meyers Road, Oakbrook Terrace, Illinois, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and, in addition, may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to the beneficial owners of the Common Stock. The Company has retained American Stock Transfer Company, 40 Wall Street, New York, New York.

	On December 10, 1998, the Company had outstanding 8,609,299 shares of Common Stock, $.10 par value, which is its only class of voting stock, held of record by approximately 600 holders. Only stockholders of record at the close of business on December 10, 1998 will be entitled to receive notice of and to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. A stockholder may, with regard to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy.
A stockholder may, with respect to the proposal to approve the selection of Arthur Andersen LLP as auditors or the proposal to approve the amendment and restatement of the 1996 Equity Plan (i) vote FOR such proposal, (ii) vote AGAINST such proposal or (iii) ABSTAIN from voting on such proposal.
The shares represented by every proxy received w